Exhibit 99.1

Press Release

Financial and Investor Contact:
John R. Potapchuk
631-501-7035
john.potapchuk@gentiva.com

or         Brandon Ballew
770-221-6700
brandon.ballew@gentiva.com

Media Contact:
Jennifer Gery-Egan
Brainerd Communicators
212-986-6667
gery@braincomm.com

Gentiva® Health Services Receives Nasdaq Notification Regarding
Independent Director Requirement

Atlanta, GA, May 18, 2009 — Gentiva Health Services, Inc. (Nasdaq: GTIV), a leading provider of comprehensive home health services, reported today that on May 14, 2009 it received official notification from Nasdaq that it is no longer in compliance with the exchange's independent director requirements as set forth in Listing Rule 5605.

Under Nasdaq Listing Rule 5605(b)(1), Gentiva has a cure period in order to regain compliance as follows:

   until the earlier of the Company's next annual shareholders' meeting or May 14, 2010; or

   if the next annual shareholders' meeting is held before November 10, 2009, then the Company must evidence compliance no later than November 10, 2009.

  In its March 27, 2009 Form 8-K, Gentiva reported that five independent members of the Company's Board of Directors did not stand for re-election at the Company's annual meeting of shareholders held on May 14, 2009. Gentiva's Board currently consists of six members, of which three directors are independent as defined by Nasdaq listing standards. Consequently, a majority of the Board will not be independent until Gentiva adds another independent director. Gentiva notified Nasdaq of its non-compliance by letter immediately following its annual meeting.

  As stated in its annual Proxy Statement filed with the SEC on April 17, 2009, Gentiva anticipates that it will expand the size of the Board of Directors to nine members and is seeking additional qualified candidates who are independent and who would be added to the Board by a vote of directors, in accordance with authority provided to the Board in the Company's by-laws. Gentiva intends to meet the requirement of having a majority of independent directors as soon as practicable, and in any event prior to the expiration of the cure period permitted under Nasdaq listing standards.

  About Gentiva Health Services, Inc.

  Gentiva Health Services, Inc. is a leading provider of comprehensive home health services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; respiratory therapy and home medical equipment; infusion therapy services; and other therapies and services. For more information, visit Gentiva's web site, http://www.gentiva.com, and its investor relations section at http://investors.gentiva.com. GTIV-G

  Forward-Looking Statement

  Certain statements contained in this news release, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "assumes," "trends" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions, including the ability to access capital markets; demographic changes; changes in, or failure to comply with, existing governmental regulations; legislative proposals for healthcare reform; changes in Medicare and Medicaid reimbursement levels; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters or terrorist acts; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; effect on liquidity of the Company's debt service requirements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission (SEC), including the "Risk Factors" section contained in the Company's annual report on Form 10-K for the year ended December 28, 2008.

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